UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 11, 2023

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GXO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40470 (Commission File Number)	86-2098312 (IRS Employer Identification No.)

Two American Lane Greenwich, Connecticut		06831
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 489-1287

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	GXO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director

On October 11, 2023, the Board of Directors (the “Board”) of GXO Logistics, Inc. (the “Company”) expanded the size of the Board from eight to nine directors and appointed Matthew J. Fassler to the Board as a non-independent director, effective immediately, in accordance with the Company’s Second Amended and Restated Bylaws (the “Bylaws”). The Board has determined that Mr. Fassler is a non-independent director in accordance with the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. Pursuant to the Bylaws, Mr. Fassler will serve as a Class I director for a term to expire at the 2025 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Mr. Fassler, age 53, has served as the managing member of State Road Advisors, a strategic consulting enterprise providing advisory services to the C-suite, since January 2023. Previously, Mr. Fassler served as Chief Strategy Officer of XPO, Inc., from 2018 through 2022, overseeing the company’s strategy, capital structure, investor relations and analysis of growth opportunities. Prior to XPO, Mr. Fassler spent more than 20 years at Goldman Sachs in Global Investment Research as a Managing Director, Business Unit Leader for the consumer sector from 2007 through 2018, and Managing Director, Co-Business Unit Leader for the retail sector from 2004 through 2007. Mr. Fassler held various other positions at Goldman Sachs from 1992 through 2004. Mr. Fassler holds a Bachelor of Arts degree in History from Yale University.

As a non-employee director, Mr. Fassler will be entitled to receive an annual cash retainer of $80,000 and an annual grant of restricted stock units (“RSU”) worth $190,000, which is granted on the first business day of each calendar year and vests on the first business day of the next calendar year. The number of RSUs granted is determined by dividing $190,000 by the average of the closing price of the Company’s common stock on the ten trading days immediately preceding the grant date. For his service as a director during 2023, Mr. Fassler shall receive a prorated grant of 783 RSUs that will vest on January 3, 2024, subject to Mr. Fassler’s continued service as a director of the Company.

There has been no related party transactions between the Company and Mr. Fassler that would be reportable under Item 404(a) of Regulation S-K and Mr. Fassler has no family relationships with any of the Company’s directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2023	GXO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
	Name:	Karlis P. Kirsis
	Title:	Chief Legal Officer